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                                                                   EXHIBIT 10(K)

                   TOSHIBA AMERICA INFORMATION SYSTEMS, INC

                   TELECOMMUNICATIONS MASTER DEALER AGREEMENT


     An AGREEMENT made as of April 1, 1998 by and between the Telecommunication Systems Division of Toshiba America Information Systems, Inc., (hereinafter ("TAIS"), a California Corporation, and

                   COMMUNICATIONS WORLD INTERNATIONAL, INC.

(Hereinafter "MASTER DEALER").

                                  WITNESSETH:

WHEREAS, TAIS is desirous of obtaining competent, ethical, aggressive marketing coverage in certain geographic areas that may or may not otherwise be serviced by TAIS' own marketing network; and,

WHEREAS, MASTER DEALER has represented that it is able and willing to provide such marketing coverage in the geographic areas specified herein through a network of third-party marketers that MASTER DEALER has established and/or will be establishing and without reliance on TAIS' existing dealers.

TAIS and MASTER DEALER, in consideration of the mutual promises made below, hereby agree as follows:

1.   GENERAL.  This Agreement governs all transactions hereafter entered into
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     between TAIS and MASTER DEALER concerning TOSHIBA-brand telecommunications equipment and accessories marketed by TAIS's Telecommunication Systems Division.

2.   APPOINTMENT.  Subject to the terms set forth herein, TAIS hereby appoints
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     the MASTER DEALER, and the MASTER DEALER accepts the appointment by TAIS, to be a non-exclusive, independent dealer of such Products (hereinafter referred to as AUTHORIZED PRODUCTS) as are set forth on the attached Schedule "A" (hereinafter referred to as "AUTHORIZED PRODUCTS" list). MASTER DEALER shall be authorized to purchase for resale additional products, provided that TAIS shall first sign an appropriately revised Schedule "A" to this Agreement.

3.   PRODUCT DEVELOPMENT.  TAIS reserves the right, in its sole and absolute
     -------------------
     discretion, to make modifications, improvements or changes to AUTHORIZED PRODUCTS or to discontinue the sale or distribution of any AUTHORIZED PRODUCTS unilaterally, at any time, and without incurring any liability whatsoever to MASTER DEALER or others.

4.   DEALER NETWORK.
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     (a)  MASTER DEALER shall establish and maintain a network of dealers (or similar third party marketers, collectively, "DEALERS") in the Territory as detailed on Schedule B hereto, through which MASTER DEALER shall market AUTHORIZED PRODUCTS to End-Users. MASTER DEALER shall Utilize this Dealer network as its primary
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          distribution channel for AUTHORIZED PRODUCTS. MASTER DEALER shall not market any AUTHORIZED PRODUCTS to any person (other than End-User) which has not been qualified by MASTER DEALER as a Dealer in accordance with the terms of this Agreement, except as specifically authorized by this Agreement. MASTER DEALER shall not solicit, communicate with, or appoint as a Dealer any person who is then an authorized dealer of TOSHIBA telecommunication AUTHOIRZED PRODUCTS without the prior written consent of TAIS's Vice President-Sales, Telecommunication Systems Division.

     (b) MASTER DEALER shall ensure that, with respect to each of its DEALERS, TAIS is kept currently advised in writing of: its identity; its legal status (corporation, partnership, etc.); the locations of its administrative office(s), and service location(s); the Authorized Products in which the Dealer is authorized to deal; and the territorial limits (if any), without the Territory of the DEALER.

     (c) MASTER DEALER shall ensure that, in each instance unless and until thirty (30) days prior notice thereof has been given in writing by MASTER DEALER to TAIS' Vice President-Sales, Telecommunication Systems Division, and TAIS has not objected thereto, (i) no DEALER will be appointed by MASTER DEALER, (ii) neither MASTER DEALER nor any DEALER shall open any additional sales or service location, (iii) no DEALER shall be authorized to sell any AUTHORIZED PRODUCTS in any geographic area as to which TAIS has not given such prior written notice by MASTER DEALER or as to which TAIS objected, (iv) no DEALER shall market any particular AUTHORIZED PRODUCTS (nor shall any office of MASTER DEALER market any particular AUTHORIZED PRODUCTS to any End-
          User). MASTER DEALER shall also qualify its DEALERS by such standards of operation and pre-and post-sale support as TAIS in its sole discretion determines from time to time are appropriate.

     (d) MASTER DEALER shall take all necessary actions and make all necessary arrangements with DEALERS such that DEALER's dealership may be terminated on any grounds by which this Agreement may be terminated by TAIS. Upon written instruction from TAIS, MASTER DEALER shall at its risk and expense terminate any DEALER who has committed one or more acts (or omitted to do one or more acts) which if done (or omitted) by MASTER DEALER throughout the Territory would be a grounds for termination of this Agreement by TAIS.

     (e) MASTER DEALER shall ensure that all of its contractual arrangements with DEALERS expressly provide that each Dealer is not in privity with TAIS and that all contractual commitments made to DEALER are made by MASTER DEALER and not TAIS. MASTER DEALER shall ensure that all DEALERS comply with the requirements of this Agreement.

     (f) TAIS shall have the right to communicate directly with any of the DEALERS in respect of the marketing, service and maintenance of AUTHORIZED PRODUCTS.

     (g) MASTER DEALER shall advise TAIS, in writing, of the names of its DEALERS (hereinafter referred to as "DESIGNATED DEALERS") who are authorized to purchase AUTHORIZED PRODUCTS and enter into credit transactions directly with TAIS.

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5.   TERRITORY.  MASTER DEALER and its DEALERS shall promote, sell, market and
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     service AUTHORIZED PRODUCTS only in the geographic area (the "TERRITORY")
     described on Schedule(s) "B" hereto, unless otherwise specifically authorized by TAIS in accordance with section 20 of this Agreement below or as approved in advance in writing by TAIS' Vice President-Sales, Telecommunication systems Division, in a particular instance and shall do so on a non-exclusive basis. TAIS reserves the right to make direct sales and to designate others to sell any AUTHORIZED PRODUCTS in the Territory.
     A violation of this Section will be deemed a material breach of this Agreement.

6. TAIS DUTIES. In addition to and subject to other provisions of the Agreement, TAIS shall:

     (a) Provide AUTHORIZED PRODUCTS to MASTER DEALER or its DESIGNATED DEALERS in response to orders by MASTER DEALER or its DESIGNATED DEALERS accepted by TAIS, subject to the terms and conditions of this AGREEMENT;

     (b) Provide MASTER DEALER with such marketing literature, technical literature, technical advice and assistance and warrant literature as TAIS deems appropriate for AUTHORIZED PRODUCTS;

     (c) Conduct service training and sales and marketing training schools and programs as TAIS may establish from time to time;

     (d) Provide MASTER DEALER with customer leads, in such number and manner as TAIS in its sole discretion deems appropriate for the marketing of AUTHORIZED PRODUCTS.

     (e) Establish or provide for such repair facilities or methods as TAIS deems appropriate for warranty and out-of-warranty maintenance of AUTHORIZED PRODUCTS;

     (f) Engage in advertising programs, which may include national, local or cooperative advertising, of such type and nature as TAIS deems appropriate for the successful marketing of AUTHORIZED PRODUCTS.

     (g) Subject to the terms of this Agreement, charges, if any, for the foregoing, shall be as TAIS establishes from time to time.

7.   MASTER DEALER'S DUTIES.  Pre-sale and post-sale support of the AUTHORIZED
     ----------------------
PRODUCTS by MASTER DEALER are critical to the reputation and success of the AUTHORIZED PRODUCTS in the marketplace. MASTER DEALER acknowledges that its ability and commitment to provide such support and to aggressively market AUTHORIZED PRODUCTS are extremely important elements in TAIS's decision to enter into this Agreement. Accordingly, in addition to the other provisions of this Agreement, MASTER DEALER hereby further specifically agrees as follows.

     (a)  Best Efforts.  MASTER DEALER shall exercise its best effort to achieve
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          (in a manner consistent with other terms of this Agreement) maximum market penetration for the AUTHORIZED PRODUCTS in the Territory. MASTER DEALER and its DEALERS shall maintain inventories of AUTHORIZED PRODUCTS sufficient to meet market demand in a timely manner.

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     (b)  Demonstration Models.  MASTER DEALER shall maintain at each of its
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          sales offices in the territory where equipment is displayed, properly functioning demonstration units of such of the most current models of AUTHORIZED PRODUCTS and/or have a TAIS Demo Kit available, as TAIS deems appropriate, which demonstration units shall be prominently displayed in a manner at least as favorable as that applicable to competitive products also on display. MASTER DEALER shall ensure that each of its DEALERS appropriately display a sufficient selection of AUTHORIZED PRODUCTS.

     (c)  Sales Organization.  MASTER DEALER shall train and maintain at each of
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          its offices in the Territory a sales force of individuals
          knowledgeable with respect to the functional capabilities and operation of the AUTHORIZED PRODUCTS. In addition, MASTER DEALER shall provide such training and support to its DEALER network as may be necessary to ensure that a skilled sales force is established and maintained at each DEALER.

     (d)  Installation and End-User Training.  MASTER DEALER shall ensure that
          ----------------------------------
          each End-User which acquires any of the AUTHORIZED PRODUCTS from MASTER DEALER or a DEALER is provided proper installation support and operational training.

     (e)  Reports.  MASTER DEALER shall monitor its activities and the
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          activities of its DEALERS with respect to the AUTHOIRZED PRODUCTS and shall provide TAIS with such reports as TAIS may request from time to time with respect to past sales, inventory, future sales, service, DEALER finances and such other matters relating to MASTER DEALER and/or its DEALERS as TAIS may request.

     (f)  Limitation on Extra Territorial and Unsupported Sales.  MASTER DEALER
          -----------------------------------------------------
          shall not ship, sell, market or support (and shall ensure that its DEALERS do not sell, market or support) any of the AUTHORIZED PRODUCTS outside the Territory (nor shall any DEALER ship any AUTHORIZED PRODUCTS outside of such DEALER's territory, designed for it in the manner provided by this Agreement) unless otherwise specifically authorized by TAIS in accordance with section 5 of this Agreement (except that, with the prior written consent of TAIS' Sales Director, MASTER DEALER or a DEALER may ship AUTHORIZED PRODUCTS to another authorized TAIS dealer).

     (g)  Other.  MASTER DEALER shall resolve all complaints of customers of
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          MASTER DEALER and its DEALERS; comply with all TAIS sales, advertising, operations, credit, marketing, service and other policies; properly store and handle AUTHORIZED PRODUCTS and take all other steps necessary to aggressively market AUTHORIZED PRODUCTS.

     (h)  Compliance with Laws:  MASTER DEALER shall comply with all applicable
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          Federal, State, and local laws, regulations and licensing
          requirements, including, but not limited to, the United States Export Administration Act of 1979, as amended from time to time.

     (i)  Business Ethics:  TAIS conducts its business in accordance with the
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          highest professional and ethical standards.  TAIS policy prohibits the solicitation or acceptance of any bribe, kickback, or gratuity by any TAIS employee in the transaction of its business. The payment of any bribe, kickback, or gratuity is not a condition for doing business with TAIS. Dealer (or Distributor, whichever is appropriate) shall report any violation of this

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          policy to the Division vice President, General Manager and to the
          President, Toshiba America Information Systems, Inc., 9740 Irvine Boulevard, Irvine, California 92618-1697.

8.   PURCHASE OBJECTIVES.  Consistent with MASTER DEALER's obligations hereunder
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     to aggressively promote AUTHORIZED PRODUCTS and penetrate the market for
     AUTHORIZED PRODUCTS in the TERRITORY, MASTER DEALER acknowledges that TAIS may establish for MASTER DEALER, from time to time, minimum purchase objectives for AUTHORIZED PRODUCTS. Such objectives may be established by TAIS in its discretion taking into consideration such factors as the size of, population in, and the potential of the TERRITORY; competition in the marketplace; the prior performance of MASTER DEALER or other dealers in the TERRITORY or other geographic areas; projections of sales made by MASTER DEALER or TAIS' staff; and such other financial and market factors TAIS may deem pertinent. TAIS may consult with MASTER DEALER concerning such objectives but TAIS will have the final authority to establish them.
     MASTER DEALER's purchase objectives are set forth on Schedule "C" hereto, for the period(s) reflected thereon. Revised purchase objectives for future periods or for territorial revisions will be set forth in new Schedules "B" or "C", sent to MASTER DEALER and signed by TAIS's Vice President-Sales, Telecommunication Systems Division. In addition to purchase objectives, TAIS and MASTER DEALER may also agree in writing on minimum purchase commitments on a yearly, quarterly or other basis.

9.   PURCHASES.  MASTER DEALER and its DESIGNATED DEALERS may order and purchase
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     AUTHORIZED PRODUCTS from TAIS.  The orders and purchases shall be in accordance with the terms and conditions of this Agreement and in accordance with such other terms, conditions and procedures that may be set forth by TAIS from time to time. Such other terms, conditions and procedures may be set forth by TAIS in written communication, such as dealer manuals, bulletins, letters, or the like. Without limiting the generality of the foregoing, the following terms will be deemed incorporated in all orders by MASTER DEALER and its DEALERS and TAIS' acceptance of such orders is expressly made conditioned on the following:

     (a) All list prices are subject to change by TAIS without notice, except that TAIS shall use its best efforts to give thirty (30) days prior notice to MASTER DEALER of price increases.

     (b) All prices, unless otherwise specified, shall not include any applicable Federal, state or local sales, excise, use or similar taxes, all of which shall be the responsibility of MASTER DEALER.

     (c) All prices are F.O.B. point of shipment. TAIS shall be deemed to have delivered all AUTHORIZED PRODUCTS and related goods at point of shipment. All risk of loss or damage shall pass to MASTER DEALER or it's DESIGNATED DEALERS at the point of shipment. MASTER DEALER or its DESIGNATED DEALERS shall bear all costs of freight, freight insurance and associated costs. Within thirty (30) days after receipt of any AUTHOIRZED PRODUCTS, MASTER DEALER or it's DESIGNATED DEALERS shall notify TAIS, in writing, of any shortage, damage or defects in such AUTHORIZED PRODUCTS and failure to do so shall constitute a waiver of all claims against TAIS arising out of such shortage, damage or defects.

     (d) The "Fiscal Year Quota For Period" listed on Schedule "C" will be used to determine MASTER DEALER's sales discount from the TAIS DEALER price list for

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          AUTHORIZED PRODUCTS in accordance with TAIS' standard sales discount policy as set forth in Schedule "D" hereto, but TAIS may, at its sole and absolute discretion, adjust a MASTER DEALER's initial sales discount based on the MASTER DEALER's past sales performance.

     (e) TAIS will invoice the MASTER DEALER and its DESIGNATED DEALERS and the MASTER DEALER and its DESIGNATED DEALERS shall pay TAIS, in accordance with such payment and credit terms as are established by TAIS from time to time in TAIS' sole discretion. TAIS reserves the right to revoke at any time any credit extended to the MASTER DEALER or its DESIGNATED DEALERS because of the failure to pay for any goods when due or for any other reason deemed good and sufficient by TAIS.

     (f) If MASTER DEALER or its DESIGNATED DEALERS fail to pay TAIS in accordance with the payment and credit terms established by TAIS, then such failure shall constitute a material default of this Agreement and TAIS may refuse to make any further deliveries of AUTHORIZED PRODUCTS, may at its option accelerate and deem immediately due all sums MASTER DEALER or its DESIGNATED DEALERS owe to TAIS and may assert any other legal right against MASTER DEALER or its DESIGNATED DEALERS permitted by law or set forth in the payment or credit terms established by TAIS, including but not limited to the payment of interest to TAIS on past invoices. MASTER DEALER and its DESIGNATED DEALERS shall indemnify and hold harmless TAIS against all interest and costs of collection, including, but not limited to, expenses and attorney fees.

     (g) Delivery dates given by TAIS for orders for AUTHORIZED PRODUCTS placed by MASTER DEALER or its DESIGNATED DEALERS shall be considered TAIS estimates only and TAIS shall not be deemed to have accepted any order until the AUTHORIZED PRODUCTS are shipped by TAIS to the specified ship-to location. TAIS reserves the right to apportion AUTHORIZED PRODUCTS among its customers in its sole discretion. In the event TAIS fails to deliver AUTHORIZED PRODUCTS in accordance with the agreed upon delivery dates, MASTER DEALER or its DESIGNATED DEALERS may cancel the Purchase Order upon written notice to TAIS, provided that TAIS shall have five (5) business days from receipt of such notice to commence the delivery.

     (h) "MASTER DEALER and its DESIGNATED DEALERS are encouraged to order AUTHORIZED PRODUCTS using TAIS' FYI Order Entry System. MASTER DEALER acknowledges that the FYI system contains proprietary information, such as pricing, sales, technical and other data to TAIS and MASTER DEALER. MASTER DEALER will not divulge and will ensure that its DESIGNATED DEALERS will not divulge such data to third parties without written consent of TAIS' Vice President, Operations. It is the MASTER Dealer's responsibility to notify TAIS of any personnel changes which may involve FYI Access Rights. MASTER DEALER will hold harmless TAIS for any breach thereof."

     (i) All requests for credit due to pricing or discount disputes must be received by TAIS' Customer Service Departments within sixty (60) days of the invoice date, otherwise MASTER DEALER and its DESIGNATED DEALERS waive the right to receive any such credit.

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10.  SERVICE RESPONSIBILITY.  MASTER DEALER acknowledges that the AUTHORIZED
     ----------------------
     PRODUCTS require installation, warranty, and after-sale servicing and maintenance by a skilled, TAIS-trained certified technician. MASTER DEALER shall, and shall ensure that its DEALERS, provide professional, prompt, and expert installation and service support for all AUTHORIZED PRODUCTS sold in the TERRITORY. Without limiting the generality of the foregoing, MASTER DEALER and its DEALERS shall:

     (a) Strictly adhere to all installation, service and parts inventory policies and guidelines established by TAIS from time to time for its dealers.

     (b)  Maintain proper installation and servicing tools and facilities.

     (c) Employ a sufficient number of TAIS-trained and certified technicians per each office of record and for each TAIS AUTHORIZED PRODUCT line sold so as to ensure that each installation and service call for an AUTHORIZED PRODUCT is personally handled only by a technician who has been properly trained for such AUTHORIZED PRODUCT and send its appropriate service technicians and other personnel as TAIS may require, to service schools or seminars conducted by MASTER DEALER and/or TAIS.

     (d) Maintain appropriate service history records for the AUTHORIZED PRODUCTS as are necessary and appropriate for the business of MASTER DEALER and its DEALERS and as may be required in accordance with standards established by TAIS from time to time.

     (e) Use its best efforts to make available and provide competent maintenance and service support, in a commercially reasonable manner, to all end users of AUTHORIZED PRODUCTS (and other AUTHORIZED PRODUCTS as TAIS may request in writing) in the TERRITORY, irrespective of whether the AUTHORIZED PRODUCTS were sold to the end user by MASTER DEALER, one of its DEALERS or other TAIS Dealers.

     (f) MASTER DEALER shall also (i) provide such training and support to its DEALER network as may be necessary to train DEALER personnel to perform warranty and maintenance service on the AUTHORIZED PRODUCTS;
          (ii) promptly pass on to its DEALERS all technical information provided by TAIS with respect to any of the AUTHORIZED PRODUCTS (iii) actively encourage DEALERS to participate in service programs which may be established by TAIS from time to time and send MASTER DEALER service personnel to such programs as requested by TAIS.

11.  INDEMNIFICATION.  MASTER DEALER shall indemnify and hold harmless TAIS,
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     including the payment of TAIS' attorney fees and costs, in the event that
     MASTER DEALER or its Dealers make(s) any warranty or representation which is inconsistent with, different, or in addition to the TAIS warranty contained in this Agreement, or other warranty which is specifically authorized by TAIS in writing.

     (a) All new AUTHORIZED PRODUCTS purchased by MASTER DEALER are presently subject to a twelve (12) month warranty (24 months for Model 6500 and Digital telephone sets and STRATAGY systems commencing with a Lot Code of F1) given by TAIS (all used or refurbished products are sold "as is"). The new AUTHORIZED PRODUCT warranty, WHICH RUNS TO THE END USER, is as follows:

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

                   TOSHIBA AMERICA INFORMATION SYSTEMS, INC.
                           END-USER LIMITED WARRANTY

     Toshiba America Information Systems, Inc. ("TAIS") warrants that this telephone equipment (except for fuses, lamps and other consumables) will, upon delivery by TAIS or an authorized TAIS dealer to a retail customer in new condition, be free from defects in material and workmanship for twelve
     (12) months after delivery, (24 months for Model 6500 and digital telephone sets and STRATAGY systems commencing with a Lot Code of "F1". This warranty is void" (a) if the equipment is used under other than normal use and maintenance conditions, (b) if the equipment is modified or altered, unless the modification or alteration is expressly authorized by TAIS, (c) if the equipment is subject to abuse, neglect, lightning, electrical fault, or accident, (d) if the equipment is defaced or missing, or (f) if the equipment is installed or used in combination or in assembly with products not supplied by TAIS and which are not compatible or of inferior quality, design or performance.

     The sole obligation of TAIS or Toshiba Corporation under this warranty, or under any other legal obligation with respect to the equipment, is the repair or replacement of such defective or missing parts as are causing the malfunction by TAIS or its authorized dealer, with new or refurbished parts (at their option). If TAIS or one of its authorized dealers does not replace or repair such parts, the retail customer's sole remedy will be refund of the price charged by TAIS to its dealers for such parts as are proven to be defective, and which are returned to TAIS through one of its authorized dealers within the warranty period and no later than thirty (30) days after such malfunction, whichever first occurs.

     Under no circumstances will the retail customer or any user or dealer or other person be entitled to any direct, special, indirect, consequential or exemplary damages, for breach of contract, tort, or otherwise. Under no circumstances will any such person be entitled to any sum greater that the purchase price paid for the item of equipment that is malfunctioning.

     To obtain service under this warranty, the retail customer must bring the malfunction of the machine to the attention of one of TAIS' authorized dealers within the twelve (12) month period (24 months for model 6500 and Digital telephone sets and STRATAGY systems commencing with a Lot Code of "F1") and no later that thirty (30) days after such malfunction, whichever first occurs. Failure to bring the malfunction to the attention of an authorized TAIS dealer, within the prescribed time, results in the customer being not entitled to warranty service.

     THERE ARE NO OTHER WARRANTIES FROM EITHER TOSHIBA AMERICA INFORMATION SYSTEMS, INC. OR TOSHIBA CORPORATION WHICH EXTEND BEYOND THE FACE OF THIS WARRANTY. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FITNESS FOR USE, ARE EXCLUDED.

     No TAIS dealer and no person other than an officer of TAIS may extend or modify this warranty. No such modification or extension is effective, unless it is in writing and signed by the Vice President, General Manager, Telecommunication Systems Division.

(b) TAIS warrants to MASTER DEALER and its DEALER that each new AUTHORIZED PRODUCT will be free from defects in material and workmanship for a period of twelve (12) months (24 months for of Model 6500 and Digital telephone sets and STRATAGY systems

                                       8
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     commencing with a Lot Code of "F1") after the delivery of the AUTHORIZED
     PRODUCT to MASTER DEALER or one of its DEALERS by TAIS or until sale by MASTER DEALER or one or its DEALERS to an end user, whichever occurs first. MASTER DEALER and its DEALER'S WARRANTY IS SUBJECT TO THE SAME LIMITATIONS AND EXCLUSIONS (INCLUDING THOSE EXCLUDING MERCHANTABILITY) AS THE END USER'S LIMITED WARRANTY (SEE SECTION 11(a) ABOVE).

(c) Neither MASTER DEALER nor any of its DEALERS, nor any other person may extend any TAIS warranty or modify it in any respect. No modification or extension of any TAIS warranty is effective unless it is in a writing signed by TAIS Vice President, General Manager, Telecommunication Systems Division. MASTER DEALER shall notify TAIS of any claimed defect in any AUTHORIZED PRODUCT within thirty (30) days of its occurrence, by the giving of a written report setting forth all pertinent details including a description of the defect and the time and place of occurrence and shall ensure that its DEALERS give similar notice to MASTER DEALER so that TAIS can be notified in such time period.

(d) In the event MASTER DEALER or any of its DEALERS elect to give a warranty to an end user which is in addition to or greater that the TAIS warranty in section 11(a) above, then the MASTER DEALER and its DEALERS shall be solely responsible for such warranty and shall indemnify and hold harmless TAIS against any claims based upon or arising out of such warranty, including TAIS's attorney fees and costs. MASTER DEALER and its DEALERS shall communicate in writing to the end user that the MASTER DEALER's or DEALER's warranty is in addition to or different from the TAIS warranty and that TAIS shall bear no responsibility whatsoever for such warranty. MASTER DEALER OR DEALER's failure to communicate to the end user as required herein shall constitute a material default of this Agreement.

(e) MASTER DEALER shall make certain that its sales and service personnel and those of its DEALERS do not make representations about AUTHORIZED PRODUCTS unless those representations are made by TAIS own literature. MASTER DEALER shall make certain that all end users are aware of the terms of the TAIS warranty prior to the sale of an AUTHORIZED PRODUCT to an end user. MASTER DEDALER shall prepare or cause an end user to prepare and forward to TAIS any warranty registration materials or the like which TAIS may require.

(f) MASTER DEALER is responsible for insuring that every end user obtains whatever warranty service an end user (which purchased from MASTER DEALER or one or its DEALERS) deserves under the TAIS warranty. TAIS's sole responsibility shall be to repair AUTHORIZED PRODUCTS under warranty, in accordance with the procedures set forth in TAIS's warranty policy, which TAIS may establish from time to time. If requested by TAIS in writing, MASTER DEALER shall also use best efforts to assist in providing warranty service for AUTHORIZED PRODUCTS or other products in the TERRITORY, sold or marketed by persons other than MASTER DEALER or its DEALERS.

(g) Replacement parts and repaired equipment out-of-warranty will carry a ninety (90) day warranty on the part, assembly or component that was replaced or repaired and shall be subject to the same limitations and exclusions as TAIS' new product warranty.

(h) TAIS reserves the right at any time to amend or modify its warranty policy for end users or for MASTER DEALER or its DEALERS, including any limitations or exclusions applicable thereto,

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

     provided that such is done in a writing signed by TAIS' Vice President, General Manager, Telecommunication Systems Division.

(i) If MASTER DEALER and/or its DEALERS do not follow TAIS' warranty policy, MASTER DEALER and/or its DEALERS shall be legally responsible for any damages or expenses that arise beyond those expressly owed by TAIS under its warranty policy.

                            DURATION AND TERMINATION

12. This Agreement shall originally be for a term ending on the March 31st which follows the date of this Agreement, shall automatically renew for successive one (1) year periods, unless TAIS gives notice of termination at least thirty (30) days prior to the next March 31st of the then current Agreement period, and shall not be terminable by TAIS during such period except as provided in section 12(a) below. Such notice of termination may be given by TAIS for any reason, with or without cause, and, if given, termination shall be effective March 31st of the then current Agreement period. MASTER DEALER may terminate this Agreement at any time for any reason upon the giving of sixty (60) days prior written notice to TAIS. In consideration for entering into this Agreement, MASTER DEALER waives any right to claim any damages, whether direct, indirect, incidental, consequential, special, exemplary, or punitive arising out of the termination of the Agreement in accordance with this section 12 or section 12(a). In the event MASTER DEALER shall make any such allegation, then upon motion by TAIS, such allegation shall be dismissed.

     (a) Notwithstanding anything to the contrary contained in this Agreement, TAIS may terminate this Agreement by giving MASTER DEALER thirty (30) days prior written notice in the event of any default or failure by MASTER DEALER in the performance of any of its duties, obligations or responsibilities under this Agreement. This AGREEMENT shall automatically terminate if the MASTER DEALER shall make an assignment or otherwise changes ownership in violation of Section 13 hereof.

     (b) Upon termination of this agreement, MASTER DEALER and its DESIGNATED DEALERS shall pay to TAIS any debit balance they have with TAIS and, should MASTER DEALER'S or its DESIGNATED DEALERS' accounts be debited by TAIS thereafter in accordance with this Agreement, MASTER DEALER and its DESIGNATED DEALERS shall promptly pay such debts in full.

     (c) Upon termination of this Agreement for whatever reason, MASTER DEALER shall remain obligated and responsible to provide warranty and other necessary service and maintenance to all end users to whom MASTER DEALER or its DEALERS sold or otherwise marketed AUTHORIZED PRODUCTS. In case of a government, national, rental or major account covered by a program implemented by TAIS pursuant to section 20 of this agreement, MASTER DEALER shall, if required by TAIS in writing, transfer or cause its DEALERS to transfer the service arrangements for such (and any prorated prepayments received by MASTER DEALER or its DEALERS for unexpired service and maintenance) to such other persons as TAIS may designate.

     (d) Upon termination of this Agreement, MASTER DEALER and its DEALERS become "Maintenance Only" Dealers with TAIS under the terms of which MASTER DEALER and its DEALERS are allowed to purchase, at list price, replacement parts, spares and additions

          (but not enhancements) for AUTHORIZED PRODUCTS in accordance with terms to be mutually agreed upon between the parties but, this "MAINTENANCE ONLY" arrangement may be revoked by TAIS, at its sole discretion at any time. The acceptance by TAIS of any purchase order from the MASTER DEALER or its DEALERS for the sale of any Toshiba AUTHORIZED PRODUCTS by TAIS to MASTER DEALER or its DEALERS after the termination of this Agreement shall not be construed as a renewal or an extension, or as a waiver of termination of this AGREEMENT, but in the absence of a new written Agreement, all such transactions shall be governed by the provisions of this Agreement.

13.  ASSIGNMENT AND OWNERSHIP.  MASTER DEALER may not assign this Agreement or
     ------------------------
     its rights hereunder, or enter into any joint venture arrangements concerning AUTHORIZED PRODUCTS, or cause or suffer any change in MASTER DEALER's senior management, control or principal ownership, without the prior written consent of TAIS's Vice President, General Manager, Telecommunication Systems Division. TAIS, on thirty (30) days notice to MASTER DEALER may assign this Agreement or TAIS' rights hereunder to a TAIS affiliate company.

14.  SECURITY INTEREST.  MASTER DEALER hereby grants to TAIS a security interest
     -----------------
     in all AUTHORIZED PRODUCTS, now owned by MASTER DEALER or hereafter acquired by MASTER DEALER or hereafter acquired by MASTER DEALER (the "collateral") and in the proceeds of and products of such collateral (including but not limited to all accounts receivable and the proceeds of any insurance covering the collateral, credits, and commissions). This security interest shall secure the payment by MASTER DEALER of all monies now due or which hereafter become due to TAIS and shall secure to TAIS the full performance by MASTER DEALER of its obligations under this Agreement. (Any failure by MASTER DEALER to make any payment and/or failure to fully perform any of its obligations under this Agreement shall constitute a default for purposed of any law pertaining to TAIS's right as a secured party. MASTER DEALER hereby authorizes TAIS to sign on behalf of MASTER DEALER and file in any jurisdiction, with or without the signature of MASTER DEALER, financing statements with respect to this security interest).

15.  FINANCIAL STATEMENTS.  On request of TAIS, MASTER DEALER shall furnish
     --------------------
     yearly to TAIS, on request, a full and accurate detailed written statement of MASTER DEALER's financial condition, including MASTER DEALER's then current balance sheet, profit and loss statement, and such interim statements as TAIS may request. MASTER DEALER certifies that the statements are an accurate representation of its financial condition and are certified by MASTER DEALER's certified public accountant or its chief financial officer. TAIS agrees not to disclose any financial data received from MASTER DEALER to persons outside of Toshiba America Information Systems, Inc. without MASTER DEALER's prior authorization, except to such financial institutions providing leasing or financing to MASTER DEALER or its DESIGNATED DEALERS.

                      TRADEMARKS, TRADE NAMES AND GOODWILL

16. MASTER DEALER hereby acknowledges the validity of the trademarks TOSHIBA(R) STRATA(R) , PERCEPTION(R), STRATAGYTM, INTOUCH, and other marks and trade names now or hereafter affixed to AUTHORIZED PRODUCTS used in connection with TAIS' business, and MASTER DEALER agrees that such are exclusively owned by TAIS or its parent corporation and that MASTER DEALER shall not contest same. MASTER DEALER agrees not to remove such marks or names from AUTHORIZED PRODUCTS, or alter or deface same and shall ensure that its DEALERS do not do so.

     (a) MASTER DEALER and its DEALERS are hereby granted a non-exclusive right to use in the TERRITORY in connection with such AUTHORIZED PRODUCTS, such trademarks or names as TAIS uses in connection with such PRODUCTS and each to refer to itself as an Authorized Toshiba Telecommunications DEALER, in connection with the promotion, sale, marketing or service of AUTHORIZED PRODUCTS in the TERRITORY, but all such rights shall cease immediately upon the termination of this Agreement. MASTER DEALER shall ensure that its arrangements with its DEALERS provide that, on termination of the DEALER's dealership, DEALER's license to use such trademarks and to refer to itself as an Authorized Toshiba Telecommunications Dealer terminates.

     (b) Notwithstanding the foregoing, MASTER DEALER and its DEALERS shall not use, and are strictly prohibited from using, any such trademarks or trade names as part of MASTER DEALER's or any of its DEALER's trademarks or names in any manner which TAIS concludes, in its sole judgment, is unfair, confusing or misleading to the public or which otherwise adversely reflects upon the good name and reputation of TAIS or its parent corporation.

     (c) The parties acknowledge that the goodwill associated with the marketing of AUTHORIZED PRODUCTS belongs to TAIS and that MASTER DEALER and its DEALERS shall have no vested or proprietary right thereto.

17.  SOFTWARE, COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY.  MASTER DEALER hereby
     ----------------------------------------------------
     acknowledges the validity of all copyrights registered by or in favor of TAIS or Toshiba Corporation in respect of software and any other works which may be copyrighted. MASTER DEALER agrees that it will comply with any licensing, sublicensing or other program which TAIS may from time to time implement with respect to software used in connection with AUTHORIZED PRODUCTS. MASTER DEALER shall not enhance or in any way alter any such software and shall ensure that its Dealers do not do so. Any alteration to any software also voids any warranty given by TAIS with respect thereto.

     MASTER DEALER and its DEALERS shall treat as confidential all non-public technical, Marketing, price and other information supplied by TAIS, and shall not publish, display, or distribute (including via The Internet of other electronic transmissions) any such TAIS information, without the express written consent of the Vice President, General Manager of TAIS. Any publication in violation of this provision shall cause irrepairable harm to TAIS for which injunctive relief shall be deemed an appropriate, but not an exclusive, remedy.

18.  INDEPENDENT CONTRACTOR RELATIONSHIP.  MASTER DEALER specifically
     -----------------------------------
     acknowledges and agrees that: (a) it is an independent contractor; (b) neither the MASTER DEALER nor any of its DEALERS, nor any of the MASTER DEALER's or its DEALERS' employees are employees of TAIS under the meaning or application of any law; (c) this Agreement shall not be construed as a franchise and MASTER DEALER shall not be deemed a franchisee, under any circumstance whatsoever; (d) MASTER DEALER shall not hold itself out as an agent of TAIS; (e) MASTER DEALER shall not commit TAIS to any contractual obligation nor make any warranties or statements ostensibly on behalf of or approved by TAIS with respect to AUTORIZED PRODUCTS other than those set forth in TAIS' advertising and warranty literature; (f) MASTER DEALER shall not engage in any conduct violative of Federal, state or local laws or regulations with respect to the performance of this Agreement; and (g) any breach of the terms of this section 18 shall be deemed a material default of this Agreement.

19.  EXCUSE OF PERFORMANCE.  TAIS shall not be liable for failure to deliver,
     ---------------------
     delays in delivery or failures to perform under this Agreement occasioned, in whole or in part, by strikes, lockouts, embargoes, war or other outbreak of hostilities, inability to obtain materials or shipping space, machinery breakdown, delays of carriers or suppliers, governmental acts and regulations, acts of God, receipt of orders in excess of TAIS' inventory or then scheduled delivery capacity or any unforeseen circumstances or causes beyond TAIS' reasonable control.

20.  GOVERNMENT, NAITONAL AND MAJOR ACCOUNTS.  TAIS and MASTER DEALER
     ---------------------------------------
     acknowledges that, in order to maximize market penetration for AUTHORIZED PRODUCTS, it is appropriate for MASTER DEALER and/or its DEALRS, other authorized TAIS dealers, or TAIS directly to sell or otherwise market AUTHORIZED PRODUCTS to major end user accounts, including national accounts (which are defined as multi-location end-user companies that centrally select, standardize, and procure their telecommunications equipment for their own use) and federal, state, and local government accounts, some of whom may have multiple end user locations in different geographic areas, including areas within or outside the TERRITORY. In such instances, it may be necessary for TAIS, MASTER DEALER, and/or its DEALERS, or other authorized TAIS dealers to make arrangements with each other, to ensure proper installation, warranty and regular service and maintenance. MASTER DEALER and its DEALERS shall

     (a) Abide by terms and conditions of the TAIS National Account Program as established by TAIS from time to time and more fully defined in the National Accounts Policy and Procedures Manual.

     (b) Act as an independent contractor without any authority to bind or obligate TAIS as in accordance with Section 18 of the Telecommunication MASTER DEALER Agreement. TAIS shall be bound or obligated in a National Account transaction only after the necessary approval documents are executed by the appropriate TAIS employee.

     (c) Sell AUTHORIZED PRODUCTS within the scope, and under the Terms and Conditions of the National Accounts Program to customers who purchase or are headquartered within their territory as defined in Schedule(s)
          B. An Originating Dealer is defined as a Dealer approved by TAIS that is the "selling" Dealer. The Originating Dealer establishes a "selling" relationship with a National Account by filing a Request For Originating Dealer status form (ROD) with the TAIS National Account Program Coordinator's office and with the approval of the National Account Program Sales Manager for the MASTER DEALER or its DEALERS.

     (d) Only quote TAIS standard equipment purchase and installation, service and/or maintenance prices, as TAIS may establish from time to time, to a National Account, unless otherwise authorized in writing by the TAIS national Account Sales Manager. A National Account sale is completed after a TAIS Master Pricing agreement is executed by the National Account, the Originating DEALER, and TAIS. The Originating DEALER will procure orders from the National Account Customer and submit the orders on the TAIS National Account Purchase Agreement form. Upon receipt by TAIS of a properly executed Delivery and Acceptance letter, TAIS will (a) invoice the National Account and

          (b) issue all appropriate credits for commissions and installation fees to both the MASTER DEALER, Installing and Maintenance DEALERS.

     (e) Assume the entire responsibility and liability for losses, expenses, demands and claims in connection with or arising out of any injury, including death, to any person, or damage, or alleged damage, to any property of the National Account Customer, or others, sustained in connection with, or alleged to have arisen out of, or resulting from the performance of the work by the MASTER DEALER or its DEALERS, its agents, and employees, including losses, expenses or damages sustained by the National Account Customer. MASTER DEALER agrees to indemnify and hold harmless the National Account Customer, the Originating and/or Installing DEALER, and TAIS, their agents, and employees from any and all such losses, expenses, damages, demands and claims, including attorney fees and costs, and agrees to defend any suit or action brought against them or any of them, based on any such alleged injury or damage, and further agrees to pay all damages, costs, and expenses in connection therewith or resulting therefrom. MASTER DEALER is liable for its sole negligence and/or willful misconduct, and shall not be liable for the negligence or willful misconduct of others.

     (f) Obtain General Liability Insurance in the amount of $1.0 Million and a Certificate of Insurance naming TAIS as an additional insured party. The insurance shall be maintained with an approved insurance carrier of at least an AAA rating, and shall cover the obligations of the MASTER DEALER set forth in Section 20(e). MASTER DEALER warrants that it shall provide proof of said insurance to TAIS prior to participating in the National Accounts Program.

     (g) Use its best efforts to cooperate with and assist and other TAIS and other authorized TAIS dealers.

     (h) Comply, and ask its DEALERS to comply if asked, to perform a TAIS National Account or TAIS Government System Site Survey within its prescribed geographical area as stated on Schedule (B)(s) hereto.

     (i) Honor the established relationship that exists between the TAIS prospective or existing National Account and the Originating Dealer of TAIS and the prospective or existing Government Agency.

     (j) Provide TAIS with substantiation of sales to government or to non-profit organizations in a form satisfactory to TAIS. MASTER DEALER and its DEALERS warrant that all AUTHORIZED PRODUCTS ordered from TAIS for government system or non-profit organizations installations; shall be installed at the governmental agency or non-profit organization sites. Neither MASTER DEALER nor its DEALERS shall transfer such AUTHORIZED PRODUCTS to a non-government agency installation or other installation site. Violation of this provision shall constitute a material breach of this Agreement.

     (k) Honor the National Account Program Requirements and relationships as defined in section 20(i) of this Telecommunication Dealer Agreement. TAIS is the sole arbitrator in any conflicts or disputes arising from the National Account Program.

21.  ENTIRE AGREEMENT.  This Agreement, including any attached schedules or
     ----------------
     addenda, constitutes the entire Agreement of the parties with respect to its subject matter. There are no other Agreements pertaining to the subject matter hereof, either oral or written. No contrary, different or additional terms will apply to transactions contemplated by this Agreement, even if such terms are contained on MASTER DEALER's purchase order forms or on other documents sent to TAIS by MASTER DEALER or any of its DEALERS. MASTER DEALER agrees that all prior written or oral communications with TAIS regarding this Agreement are superseded by the terms of this Agreement. MASTER DEALER acknowledges that it has had an opportunity to review this Agreement independently with counsel prior to signing, and that it has not relied upon any prior written or oral representations by TAIS in signing this Agreement. MASTER DEALER states that it was not induced into signing this Agreement, and hereby waives any right to claims fraudulent inducement in the execution hereof. In other words, the only contract or Agreement regarding the subject matter hereof is contained in the Agreement without exception.

22.  POST-EXECUTION MODIFICATIONS AND WAIVER.  With the exception of Schedules
     ---------------------------------------
     A, C, D and Section 23(b) which may be modified or amended unilaterally by TAIS at any time with a thirty (30) day written notice to MASTER DEALER, once this agreement is executed by TAIS and MASTER DEALER, this Agreement may not be modified or amended except in a writing signed by MASTER DEALER and by TAIS' Vice President, General Manager, Telecommunication Systems Division. Either party may waive, in writing, a provision in this Agreement which is for its benefit, but such provision shall not otherwise be deemed waived. A waiver of any provision in any one instance shall not be deemed a waiver of any provision in any other instance.

23.  EXPORT AND STATEMENT OF ASSURANCE.
     ---------------------------------

     (a) This Agreement involves products and/or technical data that may be controlled under the U.S. Export Administration Regulations, and may be subject to the approval of the U.S. Department of Commerce prior to export. Any export, directly or indirectly, in contravention of the U.S. Export Administration Regulations is strictly prohibited.

     (b) MASTER DEALER and its DEALERS certify that they are the recipient of the commodities or technical data to be delivered under shipments received from TAIS. The commodities will not be sold or otherwise made available, directly or indirectly, to or for the use by any entities in Libya, N. Korea, Cuba, Haiti, Iraq, Serbia, Iran, and Montenegro, or any entity, in any Country involved directly or indirectly in either Nuclear, Chemical, Biological and Missile end uses or entities identified by the U.S. Department of Commerce and listed in the Table of Denial Orders. These commodities or technical data are not to be used to service Strategic Products owned, controlled, or used by or for the entities indicated above, or used to manufacturer Strategic Products intended for such entities. MASTER DEALER will ensure that MASTER DEALER and its DEALERS will cooperate with post-shipment inquiries by U.S. officials to verify disposition or use of the commodities. If requested by TAIS, MASTER DEALER will ensure that MASTER DEALER and its DEALERS will periodically provide information concerning the disposition or use of commodities received, including the identity of customers to whom the items were resold.
          Any export or re-export by the purchaser, directly or indirectly, in contravention of the U.S. Export Administration Regulations is prohibited.

                            MISCELLANEOUS PROVISIONS

24. This Agreement shall be construed and governed in accordance with the laws of the State of California.

25. Should any provisions of this Agreement be held invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. In any judicial proceeding related to or arising out of or in connection with this Agreement, or the conduct of the parties with respect to the goods covered by this Agreement, or the breach of this Agreement or of any law applicable to the conduct of the parties, the matter shall be tried and determined by a judge alone, without a jury. In any such action, the prevailing party shall be entitled to an award of attorney fees and costs.

26. Wherever in the Agreement the consent or authorization of TAIS by a TAIS employee of specific corporate position is required, only such person or a TAIS employee of higher corporate position may bind TAIS.

27. This Agreement shall not be binding upon TAIS until it has been executed by TAIS' Vice President, General Manager, Telecommunication Systems Division.

28. If this Agreement is executed in duplicate, each copy will be considered an original, but both taken together shall constitute but none Agreement.

29. The person executing this Agreement on behalf of MASTER DEALER represents and warrants that he is duly authorized to bind MASTER DEALER has authorized him to execute this Agreement on behalf of MASTER DEALER.

30. All notices required to be given hereunder shall be writing and may be sent by mail to the other party at its office indicated below, or as such party may later change by notice in writing. Notices sent by mail shall be deemed given when deposited in the mail and notices given by other means shall be deemed given when received by the party to whom such notice is addressed; provided, however, that a method of mailing requiring a return receipt or overnight carrier shall be used for notice given pursuant to sections 4(c), 9(c), 9(g), 11(c), 12, 12(a), of this Agreement.

31. Section headings used in this Agreement are for convenience only and shall not be deemed to affect in any way the interpretation or meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date in the heading on the first page of this Agreement.

COMMUNCATIONS WORLD INTERNATIONAL,
INC.


By:    /s/ Richard D. Olson          Accepted by:
       ---------------------------
                                     Toshiba America Information Systems, Inc.
                                     Telecommunication Systems Division
       Richard D. Olson              9740 Irvine Blvd.
----------------------------------
Printed Name of Person Signing for   Irvine, CA  92618
MASTER DEALER



       CEO                           By: ________________________________
----------------------------------
Title of Person Signing for MASTER       Vice President, General Manager
DEALER                                   Telecommunication Systems
                                         Division

__________________________________
Legal Status of MASTER DEALER
(Sole-Proprietorships, Partnership, Corporation)


       COLORADO
-----------------------------------
State in Which Formed

6025 S. Quebec; Suite 300, Englewood, CO      80111
----------------------------------------      -----
Address of Principal Place of Business         zip